UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2005
Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 535-4500

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
     On December 20, 2005, Dana Corporation (Dana) announced that it will reduce the workforce at its Structural Products plant in Thorold, Ontario, Canada, by approximately 500 employees by December 31, 2006. This action results from the expiration of an agreement to supply Super Duty pickup truck frames to Ford Motor Company. Dana will record aggregate pre-tax charges of approximately US $15 million for the costs of employee separation benefits in connection with this reduction in the fourth quarter of 2005, when management approved this action, consisting of US $9 million for severance costs and US $6 million for pension costs. Dana will record an additional US $9 million primarily relating to pension costs in 2006 and 2007 when pension settlements are made. The Thorold plant will continue to serve as a press stamping operation for other Dana facilities to support ongoing frame programs for the Ford F-150 and Toyota Tacoma pickup trucks.
     Dana also announced on December 20, 2005, that it will reduce the workforce at three Traction Products facilities in Salisbury, South Australia; Cheltenham, Victoria; and Yennora, New South Wales by a total of approximately 300 employees by June 30, 2006. This action results from the expiration of an agreement to supply rear axles to Holden Ltd., a subsidiary of General Motors Corporation. Dana will record aggregate pre-tax charges of approximately US $14 million for the costs of employee separation benefits in connection with these reductions, consisting of US $13 million for severance costs that will be recorded in the fourth quarter of 2005, when management approved these actions, and $1 million for the costs of outplacement services that will be recorded in 2006 as incurred. The Salisbury, Cheltenham and Yennora facilities will continue to produce axles, suspension components, structures, and related modules for other vehicle manufacturers.
Item 8.01. Other Events.
     On December 15, 2005, Dana announced that Bernard N. Cole has elected to retire from his position as President – Heavy Vehicle Technologies and Systems Group effective January 1, 2006.
     In conjunction with Mr. Cole’s retirement, Nick Stanage has been named President — Heavy Vehicle Products. In that role, Mr. Stanage will continue to lead Dana’s commercial vehicle business and will assume overall responsibility for coordination of the company’s global off-highway operations. Mr. Stanage joined Dana in August 2005 as Vice President and General Manager — Commercial Vehicle Group. He came to Dana after nearly 20 years at Honeywell, Inc., where he had served most recently as Vice President and General Manager of the Engine Systems and Accessories Division, which is associated with that company’s aerospace operations.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)
Date: December 21, 2005	By:	/s/ Michael L. DeBacker

Michael L. DeBacker Vice President, General Counsel and Secretary

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